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                                                  ANDERSEN LOGO




                                                  Arthur Andersen LLP
                                                  1601 Market Street
                                                  Philadelpia PA 19103-2499

                                                  Tel 267 675 5000

                                                  www.andersen.com


June 18, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of CSS Industries, Inc. for the fiscal year ended December 31, 2000, the transition period from January 1, 2001 to March 31, 2001 and the fiscal year ended March 31, 2002. Those individuals are no longer with Arthur Andersen LLP. We have read the first three paragraphs of Item 4 included in the Form 8-K/A (Amendment No. 2) dated May 21, 2002 of CSS Industries, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.



Very truly yours,

Arthur Andersen LLP



Copy to:
Mr. Clifford E. Pietrafitta, Vice President - Finance and Chief Financial Officer CSS Industries, Inc.